                                    AyurCore, Inc.
                                   PROMISSORY NOTE

                                                                March 24, 1998

     FOR VALUE RECEIVED, AyurCore, Inc., a Delaware Corporation ("Borrower"), promises to pay to the order of Sanjeev Chitre ("Lender"), the principal amount of $279,655.84, together with interest on the unpaid principal balance thereof from the respective dates Lender loaned such amounts to the Borrower as set forth on Schedule A attached hereto to the date such balance is paid, at the prime rate shown in the Western Edition of the Wall Street Journal, plus 2% annum. Interest shall be due and payable on June 30 and December 31, of each year. Principal shall be due on demand from and after the respective maturity dates set forth on Schedule A; provided, however, that if Borrower shall conclude a debt or equity financing of $500,000 or more at any time after the date hereof and prior to the date any principal amount hereunder shall otherwise become due and payable, such unpaid principal and accrued interest hereunder shall be payable on the fifth business day after the closing of such financing.

     If any one or more of the following events ("Events of Default") shall occur:

          (a) Borrower shall fail to pay any amount under this Promissory Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

          (b) (i) the Borrower shall commence any action (A) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Borrower or its debts or (B) seeking appointment of a custodian, receiver or similar officer for the Borrower or any substantial part of its property; or (ii) any action of a nature referred to above shall be commenced against the Borrower and results in an order for relief or is not dismissed, discharged or fully bonded within 30 days; or (iii) there shall be commenced against the Borrower any action seeking attachment, execution or similar process against any substantial part of the Borrower's property, which action is not within 30 days discharged or stayed or fully bonded; or (iv) the Borrower shall, by act or omission, indicate its consent to or acquiescence in any of the foregoing, without regard to the grace periods set forth above; or (v) the Borrower shall be unable, or admit in writing, inability to pay the Borrower's debts as they become due; or (vi) the Borrower shall transfer or conceal its property within intent to hinder, delay or defraud any creditors or to benefit any class of creditors or creditors generally or shall suffer for 30 days or longer while insolvent any lien on the Borrower's property resulting from judicial proceedings; or

          (c)  the dissolution or other winding up of the Borrower;

     then, in such event and at any time thereafter, if such event shall then be continuing, Lender may, at its option upon written notice to Borrower, declare this Promissory Note to be due an payable, whereupon (or without the necessity for such notice in the case of any event described in clause (i) or (ii) of paragraph (b) above) the entire balance of this Promissory Note shall forthwith become and be due and payable.

     Except as otherwise hereinabove expressly provided, Borrower hereby waives diligence, demand, protest, presentment and all notices (whether of nonpayment, dishonor, protest, acceleration or otherwise) and consents to acceleration of the time of payment and to surrender, substitution or any other action or inaction with respect to security and to forbearance and to other indulgence, all without notice. Failure of Lender to assert any right herein shall not be deemed a waiver thereof.

     The Borrower shall have the right, at any time, to prepay without penalty all of this Promissory Note together with accrued interest thereon.

     Lender shall not assign its rights hereunder without the prior written consent of Borrower.

     This Promissory Note supersedes in all respects the Promissory Note dated as of January 29, 1998 issued by the Borrower in favor of the Lender.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

     IN WITNESS WHEREOF, the Borrower has signed this Promissory Note as of the date first written above.


                                         AyurCore, Inc.

                                         By:    s/ Nina Renaud
                                                ----------------------------
                                                Nina Renaud, Chief Financial
                                                 Officer
                                                Authorized Signatory

                                      SCHEDULE A
                                Chitre Promissory Note


                    Principal Amount Loaned
Date                by Lender to Borrower         Maturity Date

1/15/96             $25,000                       1/15/97
8/15/96             $38,000                       8/15/97
9/5/96              $6,300                        9/5/97
9/17/96             $6,150                        9/17/97
9/30/96             $4,000                        9/30/97
10/8/96             $8,000                        10/8/97
10/11/96            $4,250                        10/11/97
10/23/96            $25,000                       10/23/97
2/20/97             $25,000                       2/20/98
3/20/97             $25,000                       3/20/98
5/28/97             $15,000                       5/28/98
6/15/97             $5,500                        6/15/98
6/29/97             $2,500                        6/29/98
7/14/97             $15,000                       7/14/98
12/16/97            $25,000                       12/16/98
1/21/98             $11,380.84                    1/21/99
1/29/98             $10,000                       1/29/99
3/24/98             $28,575                       3/24/99

                    $279,655.84


                                             May 26, 1998


Deepa Chitre
Chief Executive Officer
AyurCore, Inc.
1737 N. First Street, Suite 290
San Jose, California 95112


Dear Mrs. Chitre:

         Reference is hereby made to that certain Promissory Note, dated as of March 24, 1998, made by AyurCore, Inc. ("AyurCore") in favor of Sanjeev Chitre (the "Note). In order to facilitate AyurCore's contemplated initial public offering (the "Offering"), the undersigned hereby agrees that no payments shall be due or payable under the Note prior to the first anniversary of the consummation of the Offering; provided, however, that this agreement shall be of no further force or effect if the Offering shall not be consummated by August 1, 1998.




                                             s/ Sanjeev Chitre
                                             ------------------
                                             Sanjeev Chitre